Q1 News Release

Calgary, May 2, 2025	Exhibit 99.1

Imperial announces first quarter 2025 financial and operating results
•Quarterly net income of $1,288 million
•Cash flows from operating activities of $1,527 million and cash flows from operating activities excluding working capital1 of $1,760 million
•Quarterly Upstream production of 418,000 gross oil-equivalent barrels per day
•Kearl quarterly production of 256,000 total gross oil-equivalent barrels per day (181,000 barrels Imperial's share)
•Cold Lake quarterly production of 154,000 gross oil-equivalent barrels per day, including strong Grand Rapids performance
•Refinery capacity utilization of 91 percent
•Declared second quarter dividend of 72 cents per share
•Intend to renew normal course issuer bid in June 2025

	First quarter
millions of Canadian dollars, unless noted	2025	2024	∆I
Net income (loss) (U.S. GAAP)	1,288	1,195	+93
Net income (loss) per common share, assuming dilution (dollars)	2.52	2.23	+0.29
Capital and exploration expenditures	398	496	(98)

Imperial reported estimated net income in the first quarter of $1,288 million, up from net income of $1,225 million in the fourth quarter of 2024, primarily driven by higher Downstream margin capture. Quarterly cash flows from operating activities were $1,527 million, compared to $1,789 million generated in the fourth quarter of 2024. Excluding the impact of working capital1, cash flows from operating activities were $1,760 million, up from $1,650 million in the fourth quarter of 2024.
"Imperial delivered strong financial results in the first quarter, highlighting the resilience of our integrated business model," said Brad Corson, chairman and chief executive officer. The Upstream business continued to benefit from improved egress and narrower heavy oil differentials, while our Downstream profitability continued to reflect the structural advantages of the Canadian market."

Upstream production in the first quarter averaged 418,000 gross oil-equivalent barrels per day. At Kearl, quarterly total gross production averaged 256,000 barrels per day (181,000 barrels Imperial's share), reflecting extreme cold weather and unplanned downtime, mitigated by enhanced winter operating procedures. Grand Rapids solvent-assisted SAGD continued to exceed expectations with a quarterly average production of 23,000 barrels per day, supporting strong quarterly Cold Lake average gross production of 154,000 barrels per day. The company's share of Syncrude quarterly production averaged 73,000 gross barrels per day.

Downstream throughput in the quarter averaged 397,000 barrels per day, resulting in an overall refinery capacity utilization of 91 percent, including some additional maintenance in the company's eastern manufacturing hub. Petroleum product sales averaged 455,000 barrels per day. Construction continued on Canada’s largest renewable diesel facility at the Strathcona refinery, on track to start up in mid-2025.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ∙ youtube.com/ImperialOil ∙ x.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

Q1 News Release

During the quarter, Imperial returned $307 million to shareholders through dividend payments and declared a second quarter dividend of 72 cents per share. "Our integrated business model, low break-even and focus on low-cost volume growth continue to support Imperial's strategy of paying a reliable and growing dividend," said Corson.

As previously announced, chairman and chief executive officer, Brad Corson, declared his plans to retire following five and a half years in the role. John Whelan was appointed president on April 1, 2025 and is anticipated to assume the additional roles of chairman and chief executive officer on May 8, 2025. John Whelan returns to Imperial after having served as a senior vice-president of ExxonMobil Upstream Company since 2020. "It has been a privilege to lead the Imperial organization for the last five and a half years. I am particularly proud of what the team has accomplished over this period and am extremely confident in Imperial’s bright future under John’s leadership," said Corson.

"Under Brad's leadership, Imperial delivered outstanding shareholder returns with a proven strategy focused on operational excellence, financial discipline, and low-cost, high-return growth opportunities," said Whelan. "I look forward to the opportunity to build on Imperial's competitive advantages, strong momentum, leveraging industry-leading advantaged assets, and unparalleled talent to continue to deliver exceptional shareholder value."

After more than a century, Imperial continues to be an industry leader in applying technology and innovation to responsibly develop Canada’s energy resources. As Canada’s largest petroleum refiner, a major producer of crude oil, a key petrochemical producer and a leading fuels marketer from coast to coast, our company remains committed to high standards across all areas of our business.

imperialoil.ca ∙ youtube.com/ImperialOil ∙ x.com/ImperialOil ∙ linkedin.com/company/Imperial-Oil ∙ facebook.com/ImperialOilLimited

IMPERIAL OIL LIMITED
First quarter highlights
•Net income of $1,288 million or $2.52 per share on a diluted basis, up from $1,195 million or $2.23 per share in the first quarter of 2024.
•Cash flows from operating activities of $1,527 million, up from cash flows from operating activities of $1,076 million in the first quarter of 2024. Cash flows from operating activities excluding working capital1 of $1,760 million, up from $1,521 million in the first quarter of 2024.
•Capital and exploration expenditures totaled $398 million, compared to $496 million in the first quarter of 2024.
•The company returned $307 million to shareholders in the first quarter of 2025 through dividends paid.
•Production averaged 418,000 gross oil-equivalent barrels per day, compared to 421,000 gross oil-equivalent barrels per day in the first quarter of 2024.
•Total gross bitumen production at Kearl averaged 256,000 barrels per day (181,000 barrels Imperial's share), compared to 277,000 barrels per day (196,000 barrels Imperial's share) in the first quarter of 2024, primarily driven by extreme cold weather and unplanned downtime, mitigated by enhanced winter operating procedures.
•Gross bitumen production at Cold Lake averaged 154,000 barrels per day, up from 142,000 barrels per day in the first quarter of 2024, primarily driven by Grand Rapids solvent-assisted SAGD partially offset by production and steam cycle timing.
•Leming SAGD project remains on track with expected start-up in late 2025. Peak production is anticipated to be around 9,000 barrels per day.
•The company's share of gross production from Syncrude averaged 73,000 barrels per day, consistent with 73,000 barrels per day in the first quarter of 2024.
•Refinery throughput averaged 397,000 barrels per day, compared to 407,000 barrels per day in the first quarter of 2024. Capacity utilization was 91 percent, compared to 94 percent in the first quarter of 2024. Lower refinery throughput and capacity utilization were primarily due to additional maintenance in the company's eastern manufacturing hub.
•Petroleum product sales were 455,000 barrels per day, up from 450,000 barrels per day in the first quarter of 2024.
•Construction continued on Canada’s largest renewable diesel facility at the Strathcona refinery, on track for start-up in mid-2025.
•Chemical net income of $31 million in the quarter, compared to $57 million in the first quarter of 2024.

[1] Non-GAAP financial measure - see Attachment VI for definition and reconciliation

IMPERIAL OIL LIMITED
Recent business environment

During the first quarter of 2025, the price of crude oil and the Canadian WTI/WCS spread remained relatively flat with the fourth quarter of 2024. Industry refining margins improved versus the fourth quarter of 2024, reflecting changes in supply and demand balances.

During 2025, the United States announced a variety of trade-related actions, including the imposition of tariffs on imports from Canada and several other countries. In response, Canada announced its own retaliatory tariffs. Certain tariffs were paused for a period of time but have not been withdrawn. The global trade environment continues to be volatile. The likelihood of the United States, Canada or their trading partners resuming tariffs, imposing new or reciprocal tariffs, export restrictions, or other forms of trade-related sanctions is highly uncertain. Additionally, significant uncertainty exists as to what effects these actions will ultimately have on Imperial, its suppliers and its customers. The company continually monitors the global trade environment and works to mitigate potential impacts.

Operating results
First quarter 2025 vs. first quarter 2024

	First Quarter
millions of Canadian dollars, unless noted	2025	2024
Net income (loss) (U.S. GAAP)	1,288	1,195
Net income (loss) per common share, assuming dilution (dollars)	2.52	2.23

Upstream
Net income (loss) factor analysis
millions of Canadian dollars

Price – Average bitumen realizations increased by $8.75 per barrel, primarily driven by the narrowing WTI/WCS spread. Synthetic crude oil realizations increased by $5.28 per barrel, primarily driven by an improved Synthetic/WTI spread.

Other – Primarily due to favourable foreign exchange impacts of about $130 million.

Marker prices and average realizations

	First Quarter
Canadian dollars, unless noted	2025	2024
West Texas Intermediate (US$ per barrel)	71.42	76.86
Western Canada Select (US$ per barrel)	58.83	57.50
WTI/WCS Spread (US$ per barrel)	12.59	19.36
Bitumen (per barrel)	75.31	66.56
Synthetic crude oil (per barrel)	98.79	93.51
Average foreign exchange rate (US$)	0.70	0.74

IMPERIAL OIL LIMITED
Production

	First Quarter
thousands of barrels per day	2025	2024
Kearl (Imperial's share)	181	196
Cold Lake	154	142
Syncrude (a)	73	73

Kearl total gross production (thousands of barrels per day)	256	277
(a)In the first quarter of 2025, Syncrude gross production included about 2 thousand barrels per day of bitumen and other products (2024 - 0 thousand barrels per day) that were exported to the operator's facilities using an existing interconnect pipeline.

Lower production at Kearl was primarily driven by extreme cold weather and unplanned downtime, mitigated by enhanced winter operating procedures.

Higher production at Cold Lake was primarily driven by Grand Rapids solvent-assisted SAGD, partially offset by production and steam cycle timing.

Downstream
Net income (loss) factor analysis
millions of Canadian dollars

Refinery utilization and petroleum product sales

	First Quarter
thousands of barrels per day, unless noted	2025	2024
Refinery throughput	397	407
Refinery capacity utilization (percent)	91	94
Petroleum product sales	455	450

Lower refinery throughput was primarily due to additional maintenance in the company's eastern manufacturing hub.

Chemicals
Net income (loss) factor analysis
millions of Canadian dollars

IMPERIAL OIL LIMITED
Corporate and other

	First Quarter
millions of Canadian dollars	2025	2024
Net income (loss) (U.S. GAAP)	(58)	(51)

Liquidity and capital resources

	First Quarter
millions of Canadian dollars	2025	2024
Cash flows from (used in):
Operating activities	1,527	1,076
Investing activities	(377)	(481)
Financing activities	(365)	(283)
Increase (decrease) in cash and cash equivalents	785	312

Cash and cash equivalents at period end	1,764	1,176

Cash flows from operating activities primarily reflect higher Upstream realizations and lower unfavourable working capital impacts.

Cash flows used in investing activities primarily reflect lower additions to property, plant and equipment.

Cash flows used in financing activities primarily reflect:

	First Quarter
millions of Canadian dollars, unless noted	2025	2024
Dividends paid	307	278
Per share dividend paid (dollars)	0.60	0.50
Share repurchases (a)	—	—
Number of shares purchased (millions) (a)	—	—
(a)The company did not purchase any shares in the first quarter of 2025 and 2024.

Key financial and operating data follow.

IMPERIAL OIL LIMITED
Forward-looking statements

Statements of future events or conditions in this report, including projections, targets, expectations, estimates, and business plans, are forward-looking statements. Similarly, discussion of roadmaps or future plans related to carbon capture, transportation and storage, biofuel, hydrogen, and other future plans to reduce emissions and emission intensity of the company, its affiliates and third parties are dependent on future market factors, such as continued technological progress, policy support and timely rule-making and permitting, and represent forward-looking statements. Forward-looking statements can be identified by words such as believe, anticipate, intend, propose, plan, goal, seek, estimate, expect, future, continue, likely, may, should, will and similar references to future periods. Forward-looking statements in this report include, but are not limited to, references to the renewal of the company’s normal course issuer bid; the company’s Strathcona renewable diesel project, including start-up timing; the company’s Leming SAGD redevelopment project, including timing and anticipated production; the resiliency of the company’s integrated business model and continuing to deliver exceptional shareholder value; the company’s focus and strategies, including in respect of low-cost and high-return growth, operational excellence, financial discipline, and paying a reliable and growing dividend; and John Whelan assuming the additional roles of chairman and chief executive officer.

Forward-looking statements are based on the company's current expectations, estimates, projections and assumptions at the time the statements are made. Actual future financial and operating results, including expectations and assumptions concerning the outcome of shareholder voting at the company’s annual meeting of shareholders and the participation of the company’s majority shareholder in such meeting; for the renewal of the company’s normal course issuer bid, approval of the Toronto Stock Exchange and participation of the company’s majority shareholder; future energy demand, supply and mix; production rates, growth and mix across various assets; project plans, timing, costs, technical evaluations and capacities and the company’s ability to effectively execute on these plans and operate its assets, including the Strathcona renewable diesel project and the Leming SAGD redevelopment project; the adoption and impact of new facilities or technologies on reductions to greenhouse gas emissions intensity, including but not limited to technologies using solvents to replace energy intensive steam at Cold Lake, Strathcona renewable diesel, carbon capture and storage including in connection with hydrogen for the renewable diesel project, recovery technologies and efficiency projects, and any changes in the scope, terms, or costs of such projects; for shareholder returns, assumptions such as cash flow forecasts, financing sources and capital structure, and the results of periodic and ongoing evaluation of alternate uses of capital; for renewable diesel, the availability and cost of locally-sourced and grown feedstock and the supply of renewable diesel to British Columbia in connection with its low-carbon fuel legislation; the amount and timing of emissions reductions, including the impact of lower carbon fuels; the degree and timeliness of support that will be provided by policymakers and other stakeholders for various new technologies such as carbon capture and storage will be provided; receipt of regulatory approvals in a timely manner, especially with respect to large scale emissions reduction projects; performance of third-party service providers including service providers located outside of Canada; refinery utilization and product sales; applicable laws and government policies, including with respect to climate change, greenhouse gas emissions reductions and low carbon fuels; the ability to offset any ongoing or renewed inflationary pressures; capital and environmental expenditures; cash generation, financing sources and capital structure, such as dividends and shareholder returns, including the timing and amounts of share repurchases; and commodity prices, foreign exchange rates and general market conditions, could differ materially depending on a number of factors.

These factors include global, regional or local changes in supply and demand for oil, natural gas, and petroleum and petrochemical products and resulting price, differential and margin impacts, including Canadian and foreign government action with respect to supply levels, prices, trade tariffs, trade controls, the occurrence of disruptions in trade or military alliances, and wars; political or regulatory events, including changes in law or government policy, applicable royalty rates, and tax laws; third-party opposition to company and service provider operations, projects and infrastructure; competition from alternative energy sources and competitors who may be more experienced or established in these markets; availability and allocation of capital; the receipt, in a timely manner, of regulatory and third-party approvals, including for new technologies relating to the company’s lower emissions business activities; failure, delay, reduction, revocation or uncertainty regarding supportive policy and market development for the adoption of emerging lower emission energy technologies and other technologies that support emissions reductions; environmental regulation, including climate change and greenhouse gas regulation and changes to such regulation; unanticipated technical or operational difficulties; project management and schedules and timely completion of projects; the results of research programs and new technologies, including with respect to greenhouse gas emissions, and the ability to bring

IMPERIAL OIL LIMITED
new technologies to scale on a commercially competitive basis, and the competitiveness of alternative energy and other emission reduction technologies; availability and performance of third-party service providers including those located outside of Canada; environmental risks inherent in oil and gas exploration and production activities; management effectiveness and disaster response preparedness; operational hazards and risks; cybersecurity incidents including incidents caused by actors employing emerging technologies such as artificial intelligence; currency exchange rates; general economic conditions, including inflation and the occurrence and duration of economic recessions or downturns; and other factors discussed in Item 1A risk factors and Item 7 management’s discussion and analysis of financial condition and results of operations of Imperial’s most recent annual report on Form 10-K.

Forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, some that are similar to other oil and gas companies and some that are unique to Imperial. Imperial’s actual results may differ materially from those expressed or implied by its forward-looking statements and readers are cautioned not to place undue reliance on them. Imperial undertakes no obligation to update any forward-looking statements contained herein, except as required by applicable law.

Forward-looking and other statements regarding Imperial's environmental, social and other sustainability efforts and aspirations are not an indication that these statements are material to investors or require disclosure in the company's filings with securities regulators. In addition, historical, current and forward-looking environmental, social and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future, including future rule-making. Individual projects or opportunities may advance based on a number of factors, including availability of stable and supportive policy, technology for cost-effective abatement, company planning process, and alignment with partners and other stakeholders.

In this release all dollar amounts are expressed in Canadian dollars unless otherwise stated. This release should be read in conjunction with Imperial’s most recent Form 10-K. Note that numbers may not add due to rounding.

The term “project” as used in this release can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

In this release, unless the context otherwise indicates, reference to “the company” or “Imperial” includes Imperial Oil Limited and its subsidiaries.

IMPERIAL OIL LIMITED

	Attachment I

	Three Months
millions of Canadian dollars, unless noted	2025	2024

Net income (loss) (U.S. GAAP)
Total revenues and other income	12,517	12,283
Total expenses	10,829	10,711
Income (loss) before income taxes	1,688	1,572
Income taxes	400	377
Net income (loss)	1,288	1,195

Net income (loss) per common share (dollars)	2.53	2.23
Net income (loss) per common share - assuming dilution (dollars)	2.52	2.23

Other financial data
Gain (loss) on asset sales, after tax	9	2

Total assets at March 31	43,889	42,513

Total debt at March 31	4,006	4,127

Shareholders' equity at March 31	24,411	23,112

Dividends declared on common stock
Total	367	321
Per common share (dollars)	0.72	0.60

Millions of common shares outstanding
At March 31	509.0	535.8
Average - assuming dilution	510.2	536.9

IMPERIAL OIL LIMITED

	Attachment II

	Three Months
millions of Canadian dollars	2025	2024

Total cash and cash equivalents at period end	1,764	1,176

Operating activities
Net income (loss)	1,288	1,195
Adjustments for non-cash items:
Depreciation and depletion	531	490
(Gain) loss on asset sales	(10)	(2)
Deferred income taxes and other	(31)	(164)
Changes in operating assets and liabilities	(233)	(445)
All other items - net	(18)	2
Cash flows from (used in) operating activities	1,527	1,076

Investing activities
Additions to property, plant and equipment	(398)	(497)
Proceeds from asset sales	11	4
Loans to equity companies - net	10	12
Cash flows from (used in) investing activities	(377)	(481)
Cash flows from (used in) financing activities	(365)	(283)

IMPERIAL OIL LIMITED

	Attachment III

	Three Months
millions of Canadian dollars	2025	2024

Net income (loss) (U.S. GAAP)
Upstream	731	558
Downstream	584	631
Chemical	31	57
Corporate and other	(58)	(51)
Net income (loss)	1,288	1,195

Revenues and other income
Upstream	4,458	4,168
Downstream	14,019	13,639
Chemical	372	419
Eliminations / Corporate and other	(6,332)	(5,943)
Revenues and other income	12,517	12,283

Purchases of crude oil and products
Upstream	1,862	1,813
Downstream	11,987	11,591
Chemical	253	260
Eliminations / Corporate and other	(6,346)	(5,958)
Purchases of crude oil and products	7,756	7,706

Production and manufacturing
Upstream	1,176	1,188
Downstream	457	421
Chemical	51	53
Eliminations / Corporate and other	2	2
Production and manufacturing	1,686	1,664

Selling and general
Upstream	—	—
Downstream	174	162
Chemical	22	26
Eliminations / Corporate and other	63	58
Selling and general	259	246

Capital and exploration expenditures
Upstream	266	290
Downstream	88	153
Chemical	3	5
Corporate and other	41	48
Capital and exploration expenditures	398	496
Exploration expenses charged to Upstream income included above	2	1

IMPERIAL OIL LIMITED

	Attachment IV

Operating statistics	Three Months
	2025	2024

Gross crude oil production (thousands of barrels per day)
Kearl	181	196
Cold Lake	154	142
Syncrude (a)	73	73
Conventional	5	5
Total crude oil production	413	416

Gross natural gas production (millions of cubic feet per day)	30	30

Gross oil-equivalent production (b)	418	421
(thousands of oil-equivalent barrels per day)

Net crude oil production (thousands of barrels per day)
Kearl	169	183
Cold Lake	123	108
Syncrude (a)	62	61
Conventional	4	5
Total crude oil production	358	357

Net natural gas production (millions of cubic feet per day)	30	30

Net oil-equivalent production (b)	363	362
(thousands of oil-equivalent barrels per day)

Kearl blend sales (thousands of barrels per day)	259	277
Cold Lake blend sales (thousands of barrels per day)	207	190

Average realizations (Canadian dollars)
Bitumen (per barrel)	75.31	66.56
Synthetic crude oil (per barrel)	98.79	93.51
Conventional crude oil (per barrel)	48.70	52.21

Refinery throughput (thousands of barrels per day)	397	407
Refinery capacity utilization (percent)	91	94

Petroleum product sales (thousands of barrels per day)
Gasolines	215	215
Heating, diesel and jet fuels	175	170
Lube oils and other products (c)	50	43
Heavy fuel oils	15	22
Net petroleum products sales	455	450
Petrochemical sales (thousands of tonnes) (c)	165	215
(a)Syncrude gross and net production included bitumen and other products that were exported to the operator’s facilities using an existing interconnect pipeline.

Gross bitumen and other products production (thousands of barrels per day)	2	—
Net bitumen and other products production (thousands of barrels per day)	2	—
(b)Gas converted to oil-equivalent at six million cubic feet per one thousand barrels.
(c)In 2025, benzene and aromatic solvent sales are reported under Petroleum product sales - Lube oils and other products, whereas in 2024, they were reported under Petrochemical sales. The company has determined that the impact of this change is not material; therefore, the comparative period has not been recast.

IMPERIAL OIL LIMITED

	Attachment V

		Net income (loss) per
	Net income (loss) (U.S. GAAP)	common share - diluted (a)
	millions of Canadian dollars	Canadian dollars

2021
First Quarter	392	0.53
Second Quarter	366	0.50
Third Quarter	908	1.29
Fourth Quarter	813	1.18
Year	2,479	3.48

2022
First Quarter	1,173	1.75
Second Quarter	2,409	3.63
Third Quarter	2,031	3.24
Fourth Quarter	1,727	2.86
Year	7,340	11.44

2023
First Quarter	1,248	2.13
Second Quarter	675	1.15
Third Quarter	1,601	2.76
Fourth Quarter	1,365	2.47
Year	4,889	8.49

2024
First Quarter	1,195	2.23
Second Quarter	1,133	2.11
Third Quarter	1,237	2.33
Fourth Quarter	1,225	2.37
Year	4,790	9.03

2025
First Quarter	1,288	2.52
(a)Computed using the average number of shares outstanding during each period. The sum of the quarters presented may not add to the year total.

IMPERIAL OIL LIMITED
Attachment VI

Non-GAAP financial measures and other specified financial measures
Certain measures included in this document are not prescribed by U.S. Generally Accepted Accounting Principles (GAAP). These measures constitute "non-GAAP financial measures" under Securities and Exchange Commission Regulation G and Item 10(e) of Regulation S-K, and "specified financial measures" under National Instrument 52-112 Non-GAAP and Other Financial Measures Disclosure of the Canadian Securities Administrators.

Reconciliation of these non-GAAP financial measures to the most comparable GAAP measure, and other information required by these regulations, have been provided. Non-GAAP financial measures and specified financial measures are not standardized financial measures under GAAP and do not have a standardized definition. As such, these measures may not be directly comparable to measures presented by other companies, and should not be considered a substitute for GAAP financial measures.

Cash flows from (used in) operating activities excluding working capital
Cash flows from (used in) operating activities excluding working capital is a non-GAAP financial measure that is the total cash flows from operating activities less the changes in operating assets and liabilities in the period. The most directly comparable financial measure that is disclosed in the financial statements is "Cash flows from (used in) operating activities" within the company’s Consolidated statement of cash flows. Management believes it is useful for investors to consider these numbers in comparing the underlying performance of the company’s business across periods when there are significant period-to-period differences in the amount of changes in working capital. Changes in working capital is equal to “Changes in operating assets and liabilities” as disclosed in the company’s Consolidated statement of cash flows and in Attachment II of this document. This measure assesses the cash flows at an operating level, and as such, does not include proceeds from asset sales as defined in Cash flows from operating activities and asset sales in the Frequently Used Terms section of the company’s annual Form 10-K.

Reconciliation of cash flows from (used in) operating activities excluding working capital

	Three Months
millions of Canadian dollars	2025	2024
From Imperial's Consolidated statement of cash flows
Cash flows from (used in) operating activities	1,527	1,076

Less changes in working capital
Changes in operating assets and liabilities	(233)	(445)
Cash flows from (used in) operating activities excl. working capital	1,760	1,521

IMPERIAL OIL LIMITED
Free cash flow
Free cash flow is a non-GAAP financial measure that is cash flows from operating activities less additions to property, plant and equipment and equity company investments plus proceeds from asset sales. The most directly comparable financial measure that is disclosed in the financial statements is "Cash flows from (used in) operating activities" within the company’s Consolidated statement of cash flows. This measure is used to evaluate cash available for financing activities (including but not limited to dividends and share purchases) after investment in the business.

Reconciliation of free cash flow

	Three Months
millions of Canadian dollars	2025	2024
From Imperial's Consolidated statement of cash flows
Cash flows from (used in) operating activities	1,527	1,076

Cash flows from (used in) investing activities
Additions to property, plant and equipment	(398)	(497)
Proceeds from asset sales	11	4
Loans to equity companies - net	10	12
Free cash flow	1,150	595

Net income (loss) excluding identified items
Net income (loss) excluding identified items is a non-GAAP financial measure that is total net income (loss) excluding individually significant non-operational events with an absolute corporate total earnings impact of at least $100 million in a given quarter. The net income (loss) impact of an identified item for an individual segment in a given quarter may be less than $100 million when the item impacts several segments or several periods. The most directly comparable financial measure that is disclosed in the financial statements is "Net income (loss)" within the company’s Consolidated statement of income. Management uses these figures to improve comparability of the underlying business across multiple periods by isolating and removing significant non-operational events from business results. The company believes this view provides investors increased transparency into business results and trends, and provides investors with a view of the business as seen through the eyes of management. Net income (loss) excluding identified items is not meant to be viewed in isolation or as a substitute for net income (loss) as prepared in accordance with U.S. GAAP. All identified items are presented on an after-tax basis.

Reconciliation of net income (loss) excluding identified items
There were no identified items in the first quarter of 2025 and 2024.

IMPERIAL OIL LIMITED
Cash operating costs (cash costs)
Cash operating costs is a non-GAAP financial measure that consists of total expenses, less purchases of crude oil and products, federal excise taxes and fuel charge, financing, and costs that are non-cash in nature, including depreciation and depletion, and non-service pension and postretirement benefit. The components of cash operating costs include "Production and manufacturing", "Selling and general" and "Exploration" from the company’s Consolidated statement of income, and as disclosed in Attachment III of this document. The sum of these income statement lines serves as an indication of cash operating costs and does not reflect the total cash expenditures of the company. The most directly comparable financial measure that is disclosed in the financial statements is "Total expenses" within the company’s Consolidated statement of income. This measure is useful for investors to understand the company’s efforts to optimize cash through disciplined expense management.

Reconciliation of cash operating costs

	Three Months
millions of Canadian dollars	2025	2024
From Imperial's Consolidated statement of income
Total expenses	10,829	10,711
Less:
Purchases of crude oil and products	7,756	7,706
Federal excise taxes and fuel charge	592	591
Depreciation and depletion	531	490
Non-service pension and postretirement benefit	5	1
Financing	(2)	12
Cash operating costs	1,947	1,911

Components of cash operating costs

	Three Months
millions of Canadian dollars	2025	2024
From Imperial's Consolidated statement of income
Production and manufacturing	1,686	1,664
Selling and general	259	246
Exploration	2	1
Cash operating costs	1,947	1,911

Segment contributions to total cash operating costs

	Three Months
millions of Canadian dollars	2025	2024
Upstream	1,178	1,189
Downstream	631	583
Chemicals	73	79
Eliminations / Corporate and other	65	60
Cash operating costs	1,947	1,911

IMPERIAL OIL LIMITED
Unit cash operating costs (unit cash costs)
Unit cash operating costs is a non-GAAP ratio. Unit cash operating costs (unit cash costs) is calculated by dividing cash operating costs by total gross oil-equivalent production, and is calculated for the Upstream segment, as well as the major Upstream assets. Cash operating costs is a non-GAAP financial measure and is disclosed and reconciled above. This measure is useful for investors to understand the expense management efforts of the company’s major assets as a component of the overall Upstream segment. Unit cash operating cost, as used by management, does not directly align with the definition of “Average unit production costs” as set out by the U.S. Securities and Exchange Commission (SEC), and disclosed in the company’s SEC Form 10-K.

Components of unit cash operating costs

	Three Months
	2025				2024
millions of Canadian dollars	Upstream (a)	Kearl	Cold Lake	Syncrude	Upstream (a)	Kearl	Cold Lake	Syncrude
Production and manufacturing	1,176	484	285	353	1,188	498	309	342
Selling and general	—	—	—	—	—	—	—	—
Exploration	2	—	—	—	1	—	—	—
Cash operating costs	1,178	484	285	353	1,189	498	309	342

Gross oil-equivalent production	418	181	154	73	421	196	142	73
(thousands of barrels per day)

Unit cash operating cost ($/oeb)	31.31	29.71	20.56	53.73	31.04	27.92	23.91	51.48
USD converted at the YTD average forex 2025 US$0.70; 2024 US$0.74	21.92	20.80	14.39	37.61	22.97	20.66	17.69	38.10

(a)Upstream includes Imperial's share of Kearl, Cold Lake, Syncrude and other.